UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Opus Genetics, Inc. (the “Company”) and Ashwath Jayagopal have agreed that Dr. Jayagopal will transition from his role as the Company’s Chief Scientific and Development Officer, effective as of October 19, 2026 (the “Separation Date”).

Effective on the Separation Date, the Company entered into a separation and release agreement with Dr. Jayagopal, which includes a consulting agreement (together, the “Letter Agreement”), which provides for a six-month consulting arrangement pursuant to which Dr. Jayagopal will provide transition services to the Company, as requested by the Company. Dr. Jayagopal will be compensated for such services at a rate of $250 per hour.  Dr. Jayagopal’s outstanding vested options as of the Separation Date will remain exercisable during the term of the consulting arrangement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Letter Agreement (including the consulting agreement attached as Exhibit A thereto), a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date:	October 21, 2026	By:	/s/ George Magrath
Dr. George Magrath
Chief Executive Officer